UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2026

Incannex Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41106	93-2403210
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rialto South Tower Level 23, 525 Collins Street Melbourne VIC 3008 Australia	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: +61 409 840 786

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	IXHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 15, 2026 at 11:00 a.m. Gulf Standard Time, Incannex Healthcare Inc. (the “Company”), held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”), in a virtual format via live audio webcast on the Internet by visiting www.meetnow.global/MD59M9U. Of the Company’s 347,705,507 shares of common stock issued and outstanding and eligible to vote as of the record date of October 24, 2025, a quorum of 119,550,295 shares, or approximately 34.38% of the eligible shares, was present in person or represented by proxy. Each of the matters set forth below is described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 27, 2025. The following actions were taken at the Annual Meeting:

Proposal 1

Election of the following nominees as directors of the Company, to serve until the 2028 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
Dr. George Anastassov	55,032,850	3,295,276	61,222,169
Robert Clark	56,220,279	2,107,847	61,222,169

Proposal 2

Ratification of the appointment of Grant Thornton Audit Pty Ltd as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
110,346,963	7,877,386	1,325,946	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2026	Incannex Healthcare Inc.

/s/ Joel Latham
	Name:	Joel Latham
	Title:	Chief Executive Officer and President

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